                                MISONIX, INC.

                               ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               January 20, 2000

                               ----------------



To the Shareholders of
MISONIX, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MISONIX, INC., a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 on Thursday, January 20, 2000 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

                  1.       To elect four Directors to the Board of Directors;
                           and

                  2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

         The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

         Only shareholders of record on the books of the Company at the close of business on December 3, 1999 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your Stock may be voted for you as specified.


                                 By Order of the Board of Directors

                                         RICHARD ZAREMBA
                                             Secretary

Dated:   December 20, 1999
         Farmingdale, New York

                                  MISONIX, INC.
                                1938 New Highway
                           Farmingdale, New York 11735

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           Thursday, January 20, 2000

                             ----------------------


         The Annual Meeting of Shareholders of MISONIX, INC. (the "Company") will be held on Thursday, January 20, 2000 at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on January 20, 2000 and at any adjournments of such meeting. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to shareholders is December 20, 1999.

         If a proxy in the accompanying form is duly executed and returned, the Stock represented by such proxy will be voted as specified. Any person executing a proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

         On December 3, 1999 (the "Record Date"), the Company had outstanding 5,957,470 shares of its only class of voting securities, namely common stock, $.01 par value per share (the "Common Stock"). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors; on all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors.

                               SECURITY OWNERSHIP

         The following table sets forth as of December 1, 1999 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the "Summary Compensation Table" below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.




          Name and Address(1)              Common Stock            Percent
                                        Beneficially Owned         of Class

Howard Alliger                              922,608(2)              15.3%

Gary Gelman                                 766,000(3)              11.5%

Arthur Gerstenfeld                           71,350(4)               1.2%

Michael A. McManus, Jr.                     297,450(5)               4.8%

Ronald Manna                                 87,894(6)               1.5%

Christopher Thomas                           13,887(7)                *

Joseph Librizzi(8)                          137,300                  2.3%



All executive officers and Directors       2,314,859(9)             28.5%(10)
as a group (eight persons)

* Less than 1%

(1) Except as otherwise stated, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.
(2) Includes 90,000 shares of Common Stock which Mr. Alliger has the right to acquire upon exercise of stock options which are currently exercisable.
(3) Includes 703,500 shares of Common Stock which Mr. Gelman has the right to acquire upon exercise of stock options which are currently exercisable.
(4) Includes 33,000 shares of Common Stock which Mr. Gerstenfeld has the right to acquire upon exercise of stock options which are currently exercisable.
(5) Includes 250,000 shares of Common Stock which Mr. McManus has the right to acquire upon exercise of stock options which are currently exercisable.
(6) Includes 35,000 shares of Common Stock which Mr. Manna has the right to acquire upon exercise of stock options which are currently exercisable.

(footnotes continued on next page)

(footnotes continued)



(7) Includes 12,000 shares of Common Stock which Mr. Thomas has the right to acquire upon exercise of stock options which are currently exercisable.
(8) Mr. Librizzi's address is 9249 July Lane, Saint Augustine, Florida 32086. Mr. Librizzi's Employment Agreement with the Company expired on October 30, 1998. He acted as an independent consultant for the Company for the six months ending April, 1999. See "Executive Compensation - Summary Compensation Table."
(9)      Includes the shares of Common Stock indicated in notes (2), (3), (4),
         (5), (6) and (7) and 18,370 shares of Common Stock which are beneficially owned by an executive officer of the Company.
(10) Based upon 5,957,470 outstanding shares of Common Stock and presently exercisable options to acquire 1,123,500 shares of Common Stock held by the persons noted.



                                  PROPOSAL ONE
                                  ------------

                              ELECTION OF DIRECTORS

The Company currently has four Directors, all of whom are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Alliger, Gelman, Gerstenfeld and McManus standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:


                                                                                                  Director
Name                                  Age     Position With Company                                Since
----                                  ---     ---------------------                                -----

Gary Gelman                           52      Chairman of the Board                                 1995
                                              of Directors

Michael A. McManus, Jr.               56      Director, President,                                  1998
                                              Chief Executive Officer

Richard Zaremba                       44      Vice President, Chief                                 - -
                                              Financial Officer, Secretary
                                              and Treasurer

Christopher Thomas                    37      Vice President - Mystaire Products                    - -

Gregory Homison                       52      Vice President - Industrial Products                  - -

Ronald Manna                          45      Vice President - Operations                           - -

Howard Alliger                        72      Director                                              1971

Arthur Gerstenfeld                    71      Director                                              1992

Principal Occupations and Business Experience of Directors and Executive
Officers

The following is a brief account of the business experience for the past five years of the Company's Directors and executive officers:

Gary Gelman, the founder of American Claims Evaluation, Inc., a publicly traded company engaged in auditing hospital bills and providing vocational rehabilitational counseling, has been Chairman of the Board and a Director of that company for more than ten years. Since 1973, Mr. Gelman has also been Chief Executive Officer of American Para Professional Systems, Inc., a privately held entity, which provides nurses who perform physical examinations of applicants for life and/or health insurance for insurance companies. He received a B.A. Degree from Queens College. Mr. Gelman became Chairman of the Board of the Company in March 1996.

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30,1998. Prior to this he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to The President of The United States from 1982 to 1985 and also held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a B.A. in economics from the University of Notre Dame and a J.D. from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, Document Imaging System, Corp., National Wireless Holdings, Inc., and Novavax, Inc.

Richard Zaremba became Vice President and Chief Financial Officer in February, 1999. Mr. Zaremba became Secretary and Treasurer in March, 1999. From March 1995 to February 1999, he was the Vice President and Chief Financial Officer of Comverse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the State of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

Ronald Manna became Vice President - Operations of the Company in September 1989. For more than three years prior thereto, Mr. Manna served as the Director of Engineering of the Company. Mr. Manna holds a B.S. Degree in mechanical engineering from Hofstra University.

Christopher Thomas became Vice President of Mystaire Products in January 1999. For three years prior thereto, he served as Director of Air Pollution Technology. Prior to his employment with the Company, Mr. Thomas was an account representative for the Business Imaging Systems Division of Eastman Kodak Company. Mr. Thomas holds a B.S. degree in General Science from Villanova University.

Gregory Homison became Vice President of Industrial Products in August 1999. From November 1998 to August 1999, he was Senior Program Director, IntraMed Educational Group of Sudler & Hennessey Advertising. From August 1995 to March 1998, Mr. Homison was Senior Vice President of Pall Corporation, a manufacturer of biomedical products. Previously, Mr. Homison held various sales and marketing positions with Pall Corporation. Mr. Homison holds a BS, MS and PHD in Biological Sciences from Columbia University.

Howard Alliger founded the Company's predecessor in 1955 and the Company was a sole proprietorship until 1960. The Company name then was Heat Systems-Ultrasonics. Mr. Alliger was President of the Company until 1982 and Chairman of the Board until 1996. He has been awarded 25 patents and has published various papers on ultrasonic technology. In 1959 Mr. Alliger sold the first sonicator in the United States. For three years, ending in 1991, Mr. Alliger was the President of the Ultrasonic Industry Association. Mr. Alliger holds a B.A. degree in economics from Allegheny College and also attended Cornell University School of Engineering for four years. He has also established, and is President of, two privately held entities which are engaged in pharmaceutical research and development.

Arthur Gerstenfeld is currently Professor of Industrial Engineering and Professor of Management at Worcester Polytechnic Institute, Worcester, Massachusetts. Dr. Gerstenfeld received his Ph.D. and Masters Degree from Massachusetts Institute of Technology (Sloan School of Management). He has edited and authored seven books and approximately forty articles focusing on innovation and productivity. Dr. Gerstenfeld's industry experience has been as founder, CEO, and Chairman of the Board of UFA, Inc. He is the holder of four patents on which that company is based.

Meetings of the Board of Directors

         During the last fiscal year ended June 30, 1999, the Board of Directors held six meetings and the Stock Option Committees held three meetings and acted twice by unanimous written consent. The Audit Committee and Compensation Committee each met once with respect to such last fiscal year. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which they were a member that were held during the Company's last fiscal year.

Committees of the Board

         Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees, the Audit Committee and the Compensation Committee. The Stock Option Committee for both the 1996 Employee Stock Option Plan and the 1998 Employee Stock Option Plan consists of Messrs. Gelman, Alliger and Gerstenfeld. The Stock Option Committees for both the 1991 Employee Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan consist of Messrs. Gelman, McManus, Alliger and Gerstenfeld, the entire Board of Directors. The Stock Option Committees are responsible for administering the Company's stock option plans.

         The Audit Committee consists of Messrs. Gelman and Gerstenfeld. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention, or termination of its independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accounts the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; discuss with management any concerns the Audit Committee may have with regard to the Company's business practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the Chief Financial Officer to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors.

         The Compensation Committee consists of Messrs. Gelman and Alliger. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management.

Director Compensation

         Each non-employee Director receives an annual fee of $20,000. In addition, Mr. Gelman receives a special Chairman's fee of $15,000 per year. For the fiscal year ended June 30, 1999, each non-employee Director was granted options to purchase 15,000 shares of Common Stock at an exercise price of $3.07 per share. Each non-employee Director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.


                             EXECUTIVE COMPENSATION


         The following report and the performance graph on page 12 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless the Company states otherwise.

                      Report of the Compensation Committee

         Compensation Policies. The principal goal of the Company's compensation program as administered by the Board of Directors is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

         Base Salary. Base salaries paid to the Company's executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and the Company's performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

         Bonuses. Annual cash bonuses are intended to motivate performance by creating the potential to earn incentive awards that are contingent upon personal and business performance. The Company sets goals of revenue and profitability for each group.

         Long Term Incentives. The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's stock option plans. The grant of stock options aligns the executive's interests with those of the Company's shareholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company's stock and to share in the appreciation of its value. In fiscal 1999, options to purchase an aggregate of 50,000 shares of Common Stock were granted to the Company's executive officers other than the Chief Executive Officer. Each of these options vest over a two year period. The options expire on the tenth anniversary of the date of grant.

         CEO's Compensation. Michael A. McManus is entitled to receive an annual base salary of $250,000 and is entitled to receive a bonus of $250,000 in January 2000. Mr. McManus also received options to purchase (i) 250,000 shares of Common Stock at a purchase price of $5.06 per share and (ii) 50,000 shares of Common Stock at $3.07 per share. The factors involved in determining the CEO's compensation are the Company's revenues and profits, his lengthy experience and business acumen, his responsibilities, and the efforts exerted by him in performance of his duties. The options to purchase the 250,000 shares are fully vested, the remaining options described above vest over a two year period. The options expire on the tenth anniversary of the date of grant.

Reported upon by the Compensation Committee

                  Gary Gelman
                  Howard Alliger

         The following table sets forth for the fiscal years indicated the compensation paid by the Company to its Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:


                                            Summary Compensation Table


                                                                                           Long Term
                                  Annual Compensation(1)                                 Compensation
                                  ----------------------                                 ------------

                                     Fiscal Year                                                   Awards
Name and                             Ended June                                                  Underlying
Principal Position                     30,                 Salary             Bonus            Options/SARS(#)
------------------                    --------             ------             -----            ---------------

Michael A. McManus, Jr.,                  1999            $166,667          $142,858                  300,000
President and Chief Executive             1998                   0                 0                        0
Officer                                   1997                   0                 0                        0

Ronald Manna, Vice President of           1999             107,481            15,000                   20,000
Operations                                1998              95,000                 0                   25,000
                                          1997              76,869            14,000                    7,500

Christopher Thomas, Vice President        1999             111,013            10,000                   15,000
of Mystaire Products                      1998             124,150                 0                        0
                                          1997              74,691                 0                   12,000

Joseph Librizzi, President, Chief         1999             174,359                 0                        0
Executive Officer and Treasurer (2)       1998             193,333           170,141                   50,000
                                          1997             160,000           379,394                   60,000


-------------------------------

(1) No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the named officer.

(2) Mr. Librizzi ceased to be President, Chief Executive Officer and Treasurer on October 30, 1998. The foregoing chart does not include fees paid to Mr. Librizzi for consulting services and the severance payment set forth below under "Employment Agreements."


Employment Agreements

         The Company has entered into an employment agreement with Mr. McManus providing for his employment as President and Chief Executive Officer. The initial term of the agreement expires on October 31, 2000 and is automatically renewable for one year periods unless notice is given by the Company or Mr. McManus that it or he declines to renew the agreement. The agreement provides for an annual salary of $250,000, a company provided automobile and an annual bonus, solely in the discretion of the Board of Directors of the Company, pursuant to a formula to be mutually agreed upon. For the first year of his employment agreement, Mr. McManus is entitled to receive a bonus of $250,000. Mr. McManus will also receive such benefits as are generally provided to other executives of the Company. Upon the occurrence of certain "Changes in Control" events (as defined in the agreement), Mr. McManus will receive a one-time payment equal to six months base salary.

         In conformity with the Company's policy, all of its Directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Mr. Manna has an agreement with the Company which provides for the payment of six months severance upon his termination for any reason. Mr. Zaremba has an agreement for payment of six months' annual base salary upon a change in control of the Company. The Company's employment agreement with Mr. McManus also contains non-competition provisions that preclude him from competing with the Company for a period of 18 months from the date of his termination of employment.

         The Company's employment agreement with Dr. Librizzi expired, after being extended for one month, on October 30, 1998. The agreement provided for an annual salary of $200,000 and additional benefits that are generally provided to other employees of the Company. Dr. Librizzi remained through April 30, 1999 as a consultant and received a fee of $10,000. In addition, he received a one-time severance payment of $100,000 in January 1999.

Option Grants in Last Fiscal Year

         The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1999:

                                Individual Grants


                                Number of Securities        % of Total Options
                                Underlying Options          Granted to Employees in    Exercise Price
Name                            Granted(#)                  Fiscal Year                ($/sh)             Expiration Date
----                            ----------                  -----------                ------             ---------------

Michael A. McManus, Jr.           250,000                      63.9                     5.06               10/30/2008
                                   50,000                                               3.07                 3/3/2009

Ronald Manna                        5,000                       4.26                    5.50                1/13/2009
                                   15,000                                               3.07                 3/3/2009

Christopher Thomas                 15,000                      3.19                     3.07                 3/3/2009

Joseph Librizzi                      0                           0                       0                    n/a

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         Except for Mr. Librizzi, no options were exercised by any executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1999. The following table contains information concerning the number and value, at June 30, 1999, of exercised and unexercised options held by executive officers named in the Summary Compensation Table:



                                                                   Number of Securities Underlying     Value of Unexercised In-the-
                              Shares Acquired        Value         Unexercised Options at FY-End(#)    Money Options at FY-End ($)
Name                          on Exercise (#)    Realized($)(1)    (Exercisable/Unexercisable)        (Exercisable/Unexercisable)(2)
----                          ---------------    --------------    ---------------------------        ------------------------------

Michael A. McManus, Jr.              0                  0                   125,000/175,000                    188,137/327,467

Ronald Manna                         0                  0                    32,500/20,000                      18,300/57,450

Christopher Thomas                   0                  0                    12,000/15,000                       5,280/50,550

Joseph Librizzi                    90,000            484,200                      0/0                                0/0


(1) "Value Realized" is calculated by determining the difference between the fair market value of the Common Stock on the date the options are exercised and the exercise price of the options.

(2) Fair market value of underlying securities (the closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System) at fiscal year end (June 30, 1999) minus the exercise price.

Stock Options

         In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the "1991 Plan") which, as amended, covers up to 375,000 shares of the Company's Common Stock. Pursuant to the 1991 Plan, officers, Directors, consultants and key employees of the Company are eligible to receive incentive and/or non-qualified stock options. At June 30, 1999, options to purchase 70,500 shares of Common Stock were outstanding under the 1991 Plan at exercise prices of $.96 to $6.78 per share and options to purchase 304,500 shares of Common Stock had been exercised.

         In March 1996, the Board of Directors approved the 1996 Employee Stock Option Plan covering an aggregate of 450,000 shares of Common Stock of the Company and the 1996 Non-Employee Director Stock Option Plan covering an aggregate of 1,125,000 shares of Common Stock of the Company. At June 30, 1999 options to acquire 374,050 shares of Common Stock at prices of $3.07 to $18.50 under the 1996 Employee Stock Option Plan and options to acquire 823,500 shares of Common Stock at a price of $.73 to $3.07 under the 1996 Non-Employee Director Stock Option Plan were outstanding. At June 30, 1999, options to purchase 2,250 shares of Common Stock under the 1996 Employee Stock Option Plan have been exercised. The options are exercisable for 10 years. Both of these plans and the transactions under which options to acquire 898,500 shares of Common Stock were granted were ratified and approved at the Annual Meeting of Shareholders held on February 19, 1997.

         In October 1998, the Board of Directors adopted and, in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the "1998 Plan") covering an aggregate of 500,000 shares of Common Stock of the Company. At
June 30, 1999, options to purchase 144,000 shares of Common Stock were outstanding under the 1998 Plan at exercise prices ranging from $3.07 to $5.50 per share. At June 30, 1999, no options granted under the 1998 Plan have been exercised or canceled. Since the exercise price of certain of the granted options was less than the market price of the Company's Common Stock on October 7, 1998, this resulted in a non-cash compensation charge in the amount of $32,303, of which $21,535 was recorded during fiscal 1999.

         The foregoing plans are administered by the Board of Directors with the right to designate a committee. The selection of participants, allotments of Common Stock, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in its sole discretion. The Board of Directors has designated a committee to administer each of the plans. Stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of a stock option granted under the plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

         Mr. Gelman, the Chairman of the Board of Directors, and Mr. Alliger are the members of the Compensation Committee. No Company executive officer currently serves on the Compensation Committee or any similar committee of another public company, one of whose executive officers sits on the Compensation Committee of the Company.

Share Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock during the last five fiscal years with the NASDAQ Total U.S. and Foreign Return Index and the NASDAQ Medical Device Manufacturers Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Common Stock or the indices on June 30, 1995. The graph depicts the change in value of the Company's Common Stock relative to the noted indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.




                                                        1995           1996          1997         1998         1999

MISONIX, INC.                                          $100.0         $726.0     $1,560.9      $2,446.3   $1,932.6

NASDAQ Total U.S. and Foreign Return Index             $100.0         $127.6       $154.4        $202.3     $285.2

NASDAQ Medical Device Manufacturers Index              $100.0         $124.0       $119.0        $139.3     $186.6

                              [Chart inserted here]

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1999.


                                   ACCOUNTANTS

         The Board of Directors has continued to retain the firm Ernst & Young LLP to act as the Company's independent certified public accountants. A representative of such firm is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.


                            MISCELLANEOUS INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

         The Company will pay the cost of soliciting proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 22, 2000 to be considered for inclusion in the Company's next Proxy Statement. Under the Securities and Exchange Commission's proxy rules, proxies solicited by the Board of Directors for the 2001 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before November 6, 2000, unless the 2001 Annual Meeting is not held within 30 days before or after the anniversary date of the 2000 Annual Meeting.

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 has been provided to all shareholders. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                             By Order of the Board of Directors,

                                             RICHARD ZAREMBA
                                             Secretary

Dated:    December 20, 1999
          Farmingdale, New York

PROXY                            MISONIX, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gary Gelman and Michael A. McManus, Jr., as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, held of record by the undersigned on December 8, 1999 at the Annual Meeting of Shareholders to be held on January 20, 2000 or any adjournment thereof.


       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE
                               ENVELOPE PROVIDED


--------------------------                          --------------------------
ACCOUNT NUMBER                                      NO. OF SHARES
1.  ELECTION OF DIRECTORS:


/ / FOR all nominees listed                         / / WITHHOLD authority to vote for all nominees listed
    (except as marked to the contrary)

Nominees: Gary Gelman, Michael A. McManus, Jr., Howard Alliger,
          Arthur Gerstenfeld.

(INSTRUCTION: To withhold authority to vote for one or more individual nominees write the nominee's name(s) in the line provided below).

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of all Directors.


                                     Please sign exactly as name appears hereon.


----------------------------         -------------------------------
DATED                                           SIGNATURE


                                     -------------------------------
                                        SIGNATURE IF JOINTLY HELD

                                     Note: When shares are held by joint
                                     tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any change in your address alongside the address as it appears in the proxy.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.